UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2021

AGRIFY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-39946	30-0943453
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

76 Treble Cove Rd. Building 3 Billerica, MA 01862	01862
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 896-5243

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AGFY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Thomas Massie as President and Chief Operating Officer

On November 8, 2021, the Board of Directors (the “Board”) of Agrify Corporation (the “Company”) appointed Thomas Massie as President and Chief Operating Officer, effective as of November 10, 2021. Robert Harrison, who previously served as the Company’s COO, became Senior Vice President, Manufacturing Operations of the Company.

Mr. Thomas Massie, age 58, has served as a member of the Board since June 24, 2020. Since 2016, Mr. Massie has been a senior partner with WAVE Equity Partners, a private equity firm that accelerates market-validated companies solving some of the world’s greatest challenges in essential markets for water, waste, energy and food. Mr. Massie has worked closely with WAVE portfolio companies, driving rapid growth and organizational excellence best practices. From 2016 to 2021, Mr. Massie served as the chief executive officer of Topline Performance Solutions, Inc. (“Topline”), a management consulting firm based in Woburn, MA, and remains a member of Topline’s board of directors. In addition, Mr. Massie is on the board of directors of Living Greens Farm, an early-stage development company specializing in indoor vertical farming. From 1987 to 2016, Mr. Massie was the founder and chief executive officer of three technology related companies, Mass Micro Systems, Focus Enhancements and Bridgeline Digital, each of which subsequently went public on Nasdaq. From 2002 to 2007, Mr. Massie was a board member and chairman of the corporate governance committee for MapInfo Corp., which was acquired by Pitney Bowes in 2007. Mr. Massie is a guest lecturer at the University of Massachusetts, Robert J. Manning School of Business and attended Wayne State University. Mr. Massie was a non-commissioned officer in the United States Army and is currently the chairman of the board for Warriors A Team, a nonprofit dedicated to assisting struggling veterans to successfully re-acclimate in civilian life.

Pursuant to the terms of an employment agreement dated as of November 10, 2021, by and between the Company and Mr. Massie, Mr. Massie’s employment shall be for an initial term of two years, subject to earlier termination, and he shall receive an annual base salary of $300,000 and be eligible to participate in all employee benefit programs sponsored by the Company. Mr. Massie shall also be eligible to receive a discretionary performance-based bonus of up to $300,000 with respect to each fiscal year of the Company, based on the mutually agreed upon goals that will be set by the Company’s Chief Executive Officer and the compensation committee, and shall be issued 200,000 restricted stock units, subject to an increase in the number of shares of common stock authorized for issuance under the Company’s 2020 Omnibus Equity Incentive Plan (the “Plan”). The Company shall pay or reimburse Mr. Massie for reasonable expenses incurred or paid in the performance of his duties in accordance with the Company’s expense reimbursement policies. If Mr. Massie’s employment with the Company is terminated for any reason, he shall be entitled to (i) his annual base salary through the termination date, (ii) any accrued unused paid time off, (iii) any vested benefit due and owing under any employee benefit plan and (iv) any unreimbursed business expenses. If Mr. Massie’s employment is terminated by the Company without cause or by Mr. Massie for good reason, he shall be entitled to receive the following additional severance benefits: (i) the greater of (A) 100% of his annual base salary and his projected bonus for such fiscal year and (B) $1,000,000, (ii) immediate vesting of all his issued but unvested options or restricted stock units and (iii) continued participation in the Company’s group health insurance benefits for a period of at least 12 months.

There is no arrangement or understanding between Mr. Massie and any other person pursuant to which Mr. Massie was appointed as President and Chief Operating Officer of the Company, and other than as disclosed in this Form 8-K, Mr. Massie has not had an interest in any transaction since the beginning of the Company’s last fiscal year, or any currently proposed transaction, that requires disclosure pursuant to Item 404(a) of Regulation S-K. There are no family relationships among any of our directors or executive officers and Mr. Massie.

Appointment of Timothy Oakes as Chief Financial Officer

On November 8, 2021, the Board appointed Timothy Oakes as Chief Financial Officer, effective as of November 10, 2021. Niv Krikov, the Company’s former CFO, will remain an advisor for the next several months to assist with the transition and support the Company’s other initiatives.

Mr. Timothy Oakes, age 53, served as a member of the Board from December 17, 2020 until November 10, 2021, when he became the Company’s Chief Financial Officer. Since March 2021, Mr. Oakes has served as the interim Chief Financial Officer of Living Greens Farm, an early-stage development company specializing in indoor vertical farming. From September 2019 to March 2021, Mr. Oakes served as the chief accounting officer of Endurance International Group Holdings, Inc. (“Endurance”), a global provider of cloud-based platform solutions designed to help small and medium-sized businesses succeed online. Endurance was a public company (Nasdaq: EIGI), and in February 2021, was acquired by Clearlake Capital. From April 2018 to September 2019, Mr. Oakes worked as an independent business consultant, providing financial and operational advice. From August 2004 to April 2018, Mr. Oakes served in various finance and accounting roles at Edgewater Technology, Inc., a then publicly traded information technology consulting services company. Mr. Oakes joined Edgewater in 2004 as a Director of Finance and was subsequently promoted to Vice President of Finance in 2007, Chief Accounting Officer in 2008 and Chief Financial Officer in 2009. Mr. Oakes holds a Bachelor of Science degree in Business Administration from Stonehill College. He began his career in accountancy at the Boston office of KPMG LLP.

Pursuant to the terms of an employment agreement dated as of November 10, 2021, by and between the Company and Mr. Oakes, Mr. Oakes shall receive an annual base salary of $250,000 and be eligible to participate in all employee benefit programs sponsored by the Company. Mr. Oakes shall also be eligible to receive a discretionary performance-based bonus of up to $200,000 with respect to each fiscal year of the Company, based on the mutually agreed upon goals that will be set by the Company’s Chief Executive Officer and the compensation committee, and shall be issued 125,000 restricted stock units, subject to an increase in the number of shares of common stock authorized for issuance under the Plan. The Company shall pay or reimburse Mr. Oakes for reasonable expenses incurred or paid in the performance of his duties in accordance with the Company’s expense reimbursement policies. If Mr. Oakes’ employment with the Company is terminated for any reason, he shall be entitled to (i) his annual base salary through the termination date, (ii) any accrued unused paid time off, (iii) any vested benefit due and owing under any employee benefit plan and (iv) any unreimbursed business expenses. If Mr. Oakes’ employment is terminated by the Company without cause or by Mr. Oakes for good reason, he shall be entitled to receive the following additional severance benefits: (i) 100% of his annual base salary and his projected bonus for such fiscal year, (ii) immediate vesting of all his issued but unvested options or restricted stock units and (iii) continued participation in the Company’s group health insurance benefits for a period of at least 12 months.

There is no arrangement or understanding between Mr. Oakes and any other person pursuant to which Mr. Oakes was appointed as Chief Financial Officer of the Company, and other than as disclosed in this Form 8-K, Mr. Oakes has not had an interest in any transaction since the beginning of the Company’s last fiscal year, or any currently proposed transaction, that requires disclosure pursuant to Item 404(a) of Regulation S-K. There are no family relationships among any of our directors or executive officers and Mr. Oakes.

On November 10, 2021, the Company issued a press release announcing the appointment of Messrs. Massie and Oakes as executive officers. A copy of the release is attached as Exhibit 99.1.

Compensatory Arrangements of Certain Officers and Directors

On November 8, 2021, the compensation committee approved Mr. Chang’s compensation for fiscal year 2022. Mr. Chang will receive an annual base salary of $350,000 and be eligible to receive a discretionary performance-based bonus of up to $400,000 that will be determined and paid at the sole discretion of the Company and may be based on a variety of factors, including his individual performance and the overall performance of the Company. In addition, Mr. Chang will be issued 350,000 restricted stock units, subject an increase in the number of shares of common stock authorized for issuance under the Plan.

In addition, the compensation committee approved the issuance of restricted stock units to the Company’s independent directors as compensation for fiscal year 2022. Each independent directors will be issued 20,000 restricted stock units, subject to an increase in the number of shares of common stock authorized for issuance under the Plan.

Item 8.01 Other Events.

As part of the management changes discussed above, the Board reconstituted the composition of its existing standing committees: audit committee; compensation committee; and nominating and corporate governance committee; and established an M&A committee.

The audit committee now consists of Krishnan Varier and Timothy Mahoney, with Mr. Varier serving as the chairman. The Board has affirmatively determined that Messrs. Varier and Mahoney meet the definition of “independent director” for purposes of serving on an audit committee under Rule 10A-3 and Nasdaq rules. The Board has determined that Mr. Varier qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.

The compensation committee consists of Timothy Mahoney and Stuart Wilcox, with Mr. Mahoney serving as the chairman.

The nominating and corporate governance committee consists of Stuart Wilcox, Timothy Mahoney and Krishnan Varier, with Mr. Wilcox serving as the chairman.

The purpose of the M&A committee is to assist the Board to evaluate related-party acquisitions. The M&A committee consists of Timothy Mahoney, Krishnan Varier and Stuart Wilcox, with Mr. Mahoney serving as chairman.

The Board will continue to evaluate the composition of its committees and make further changes as necessary. The Board may also establish other committees as it deems necessary or appropriate from time to time.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1*	Employment Agreement, dated as of November 10, 2021, between the Registrant and Thomas Massie
10.2*	Employment Agreement, dated as of November 10, 2021, between the Registrant and Timothy Oakes
99.1**	Press Release dated November 10, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

**	Furnished but not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGRIFY CORPORATION

Date: November 15, 2021	By:	/s/ Timothy Oakes
	Name:	Timothy Oakes
	Title:	Chief Financial Officer

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